UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 21, 2024

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-31568	04-2619298

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A LIMITED PARTNERSHIP UNITS	NEN	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

New Revolving Line of Credit Agreement

On November 21, 2024, New England Realty Associates Limited Partnership (“NERA” or “Borrower”) entered into a Loan Agreement with Brookline Bank (“Lender”, and such Loan Agreement, the “Revolving Line of Credit Agreement”). All capitalized terms not defined herein shall have the meaning assigned to them in the Revolving Line of Credit Agreement.

Under the Revolving Line of Credit Agreement, Lender shall provide Borrower Advances up to an aggregate amount of $25,000,000 at any one time. The making of an Advance under the Revolving Line of Credit Agreement is subject to the satisfaction of certain conditions precedent, including, that no Default or Event of Default has occurred and is continuing, that no event or circumstance, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, and that all of the representations and warranties of each Loan Party to the Revolving Line of Credit Agreement are true and correct as of the date of such Advance. The Borrower’s obligations under the Revolving Line of Credit Agreement are secured by a first priority Pledge and Security Agreement from the Borrower with respect to the interests of Borrower in and to that portion of Borrower’s Equity Interests in its subsidiaries.

Borrowings under the Revolving Line of Credit Agreement will mature on November 21, 2027, with a one-year extension option at Lender’s sole discretion so long as no Events of Default shall have occurred and be continuing and that Borrower shall pay Lender a nonrefundable commitment fee of 25 basis points of the Maximum Availability under the Revolving Line of Credit.

Each Advance shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Secured Overnight Financing Rate plus 250 basis points. The Borrower has also agreed to pay Lender an unused line fee of 75 basis points on any unused availability under the Revolving Line of Credit. This unused line fee is waived during any period in which Borrower and its Affiliates maintain aggregate deposits of $20,000,000 or greater with Brookline Bank.

The Revolving Line of Credit Agreement contains certain financial covenants that Borrower has agreed to comply with for the duration of the Revolving Line of Credit Agreement, including the maintenance of a Debt Yield of at least 8.50%, a leverage ratio not to exceed 65%, a Debt Service Coverage Ratio of at least 1.50 to 1.00, usage under the Revolving Line of Credit not to exceed 1.5 times the trailing twelve months of Adjusted EBITDA, and minimum liquidity of $15 million.

If an Event of Default occurs under the Revolving Line of Credit Agreement, the Lender may terminate the availability of Advances under the Agreement and/or decline to make any Advances, may declare all Obligations to be immediately due and payable, and exercise on behalf of itself all rights and remedies available under the Loan Documents or applicable Law or equity.

A copy of the Revolving Line of Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above descriptions of Revolving Line of Credit Agreement contained herein are qualified in their entirety by the full text of such exhibit.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Revolving Line of Credit Agreement set forth above under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1 Loan Agreement (Revolving Line of Credit), dated as of November 21, 2024, between New England Realty Associates Limited Partnership, as Borrower, and Brookline Bank, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Jameson Brown
Jameson Brown, its Treasurer
Date November 27, 2024

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